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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF

                      SERIES A REDEEMABLE PREFERRED STOCK

                                       OF

                               LPA HOLDING CORP.


         LPA Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of said Corporation, as further amended, and pursuant to the provisions of Section 151 of the General Corporation Law of Delaware (the "DGCL"), the Board of Directors, by Unanimous Written Consent in Lieu of a Meeting pursuant to Section 141(f) of the DGCL, adopted a resolution amending the Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock, which resolution is as follows:

         RESOLVED, that the Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock (the "Certificate of Designations") be amended as follows:

         Section 1 shall be amended by deleting it in its entirety and substituting the following language in lieu thereof:

               "(a) This series shall consist of 45,000 preferred shares in the Corporation and shall be designated the Series A Redeemable Preferred Stock ("Redeemable Preferred Stock")."

                                    * * * *



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         IN WITNESS WHEREOF, the undersigned duly authorized officer of LPA
Holding Corp. has executed this Certificate of Amendment to the Certificate of Designations on behalf of LPA Holding Corp. on this 13th day of December, 1999.

                                          By:
                                             -----------------------------------
                                                      James R. Kahl

                                          Chief Executive Officer and President













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